UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2015

CICERO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26392	11-2920559
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Regency Parkway
Cary, North Carolina	27518
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (919) 380-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 — Submission of Matters to a Vote of Security Holders

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Cicero, Inc. (the “Company”) was held on September 11, 2015.

The Company’s stockholders voted on thirteen proposals as follows: to elect Company directors for the ensuing year (Proposal 1); to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 215 million to 600 million (Proposal 2); to amend Article IV (Conversion) of the Series A-1 Convertible Preferred Stock Certificate of Designations to the effect that the Series A-1 Preferred Stock will automatically convert into common stock upon the Company consummating an equity financing for at least $1 million (Proposal 3); to amend Section 6 (Automatic Conversion) of the Series B Convertible Preferred Stock Certificate of Designations to the effect that the Series B Preferred Stock will automatically convert into common stock upon the Company consummating an equity financing for at least $1 million (Proposal 4); to amend the Company’s Amended and Restated Certificate of Incorporation to allow stockholders to be able to act by written consent only while Privet Fund LP and its affiliates own an aggregate of at least 30% of the Company’s outstanding voting stock (Proposal 5); to amend the Company’s Amended and Restated Certificate of Incorporation to provide that only the Board of Directors may call a special meeting of stockholders of the Company (Proposal 6); to amend the Company’s Amended and Restated Certificate of Incorporation to renounce the Company’s expectancy regarding certain corporate opportunities presented to Privet Fund LP and its affiliates (Proposal 7); to amend the Company’s Amended and Restated Certificate of Incorporation to not be governed by the provisions of Section 203 of the Delaware General Corporation Law (Proposal 8); to amend the Company’s Amended and Restated Certificate of Incorporation establishing the courts located within the State of Delaware as the exclusive forum for the adjudication of certain legal actions by the stockholders (Proposal 9); to amend the Company’s Amended and Restated Certificate of Incorporation to authorize 10 million shares of “blank check” preferred stock (Proposal 10); to approve, by non-binding vote, the Company’s executive compensation (Proposal 11); to recommend, by non-binding vote, the frequency of advisory votes on executive compensation (Proposal 12); and to ratify the selection of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal 13).

All nominees for election to the Board as Directors were elected to serve until the 2016 Annual Meeting of Stockholders and until their respective successors are elected and qualified, or until such director’s earlier resignation or removal. The stockholders approved Proposals 2 – 11, selected “3 Years” for Proposal 12 and ratified Proposal 13. The number of votes cast for, against or withheld and the number of abstentions and broker non-votes with respect to each Proposal is set forth below.

Proposal 1	Shares For	Shares Withheld	Broker Non-Votes
John L. Steffens	144,894,120	3,115	0
John Broderick	144,734,742	162,493	0
Mark Landis	144,889,120	8,115	0
Bruce D. Miller	144,889,120	8,115	0
Don Peppers	144,889,120	8,115	0
Ryan Levenson	144,889,120	8,115	0
Thomas Avery	144,889,183	8,052	0

	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
Proposal 2	144,809,457	87,694	84	0
Proposal 3	1,340.972	0	0	0
Proposal 4	8,733	0	0	0
Proposal 5	144,696,220	198,931	2,084	0
Proposal 6	144,648,024	249,211	0	0
Proposal 7	144,412,978	482,173	2,084	0
Proposal 8	144,524,160	322,879	50,196	0
Proposal 9	144,697,304	197,931	2,000	0
Proposal 10	144,648,089	249,146	0	0
Proposal 11	144,431,257	89,757	376,221	0
Proposal 13	144,894,633	602	2,000	0

	1 Year	2 Years	3 Years	Shares Abstaining	Broker Non-Votes
Proposal 12	20,548,737	80,572	124,267,926	0	0

The Board of Directors has considered the stockholder vote regarding the frequency of advisory votes on executive compensation and determined that the Company will hold an advisory vote on its executive compensation every 3 years until the next vote by the Board on frequency, which will be no later than the Company’s Annual Meeting of Stockholders in 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CICERO, INC.

Date: September 15, 2015	By:	/s/ John Broderick
John Broderick,
Chief Executive Officer